Exhibit 99.2

Torrance Refinery & Associated Logistics Business
Unaudited Combined Financial Statements as of and for the period ended June 30, 2016

Torrance Refinery & Associated Logistics Business
Index
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Page(s)
Combined Balance Sheets (unaudited) June 30, 2016 and December 31, 2015	1
Combined Statements of Income (unaudited) Six Months Ended June 30, 2016 and 2015	2
Combined Statements of Changes in Net Parent Investment (unaudited) June 30, 2016 and June 30, 2015	3
Combined Statements of Cash Flows (unaudited) Six Months Ended June 30, 2016 and 2015	4
Notes to the Unaudited Combined Financial Statements	5 - 10

Torrance Refinery & Associated Logistics Business
Combined Balance Sheets
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	June 30, 2016	December 31, 2015
	(in thousands of dollars)
	(unaudited)
ASSETS

Current Assets
Affiliates accounts receivable (net)	45,814	289,194
Inventories	540,185	465,521
Total Current Assets	585,999	754,715

Non Current Assets
Property, plant and equipment (net)	867,309	876,908
Total Non Current Assets	867,309	876,908

Total Assets	1,453,308	1,631,623

LIABILITIES AND CHANGE IN NET PARENT INVESTMENT

Current Liabilities
Other current liabilities	217,224	170,685
Total Current Liabilities	217,224	170,685

Non Current Liabilities
Deferred income tax	224,523	248,258
Environmental liabilities	15,154	12,736
Total Non Current Liabilities	239,677	260,994

Total Liabilities	456,901	431,679

Commitments and Contingencies (see Note 9)
Equity
Net parent investment	996,407	1,199,944

Total liabilities and change in net parent investment	1,453,308	1,631,623

The accompanying notes are an integral part of these combined financial statements.

Torrance Refinery & Associated Logistics Business
Combined Statements of Income
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	Six Months Ended June 30,
	2016	2015
	(in thousands of dollars)
	(unaudited)
REVENUES
Sales - related party	1,078,816	1,794,621
Other revenue	195	34
Total Revenues	1,079,011	1,794,655

COST AND EXPENSES
Cost of sales excluding depreciation expense - related party	1,000,845	1,724,466
Operating expenses	349,460	455,620
Selling, general and administrative expenses	52,778	45,972
Depreciation expense	34,722	36,293
Total Cost and Expenses	1,437,805	2,262,351

Income / (Loss) before Income Tax Expense	(358,794)	(467,696)

INCOME TAX EXPENSE

Current income tax benefit / (expense)	120,201	185,066
Deferred income tax benefit / (expense)	23,735	5,502
Total Income Tax Benefit / (Expense)	143,936	190,568

Net Income / (Loss)	(214,858)	(277,128)

The accompanying notes are an integral part of these combined financial statements.

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Torrance Refinery & Associated Logistic Business
Combined Statements of Changes in Net Parent Investment
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Net Parent Investment
(in thousands of dollars) (unaudited)

Balance as of December 31, 2014	1,098,216

Net loss	(277,128)
Net change in parent investment	239,909

Balance as of June 30, 2015	1,060,997

Balance as of December 31, 2015	1,199,944

Net loss	(214,858)
Net change in parent investment	11,321

Balance as of June 30, 2016	996,407

The accompanying notes are an integral part of these combined financial statements.

Torrance Refinery & Associated Logistics Business
Combined Statements of Cash Flows
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	Six Months Ended June 30,
	2016	2015
	(in thousands of dollars) (unaudited)
Cash flows from operating activities:
Net Income / (Loss)	(214,858)	(277,128)

Adjustments to reconcile net (loss) income to net cash provided (used) by operating activities:
Depreciation expense	34,722	36,293
Deferred income taxes	(23,735)	(5,502)
Inventory market valuation charge	60,311	70,940
Changes in assets and liabilities:
Affiliates accounts receivable, net	243,380	67,290
Inventory	(134,975)	(207,045)
Affiliates accounts payable, net	-	23,842
Other current liabilities	46,539	69,847
Other non-current liabilities	2,418	2,449
Net Cash (used) provided by operating activities	13,802	(219,014)

Cash flows from investing activities:
Capital expenditures	(25,123)	(20,895)
Net cash (used) by investing activities	(25,123)	(20,895)

Cash flows from financing activities:
Net capital contribution from / (distribution to) parent	11,321	239,909
Net cash provided (used) by financing activities	11,321	239,909

Net increase (decrease) in Cash & Cash equivalents	-	-

Cash and Cash equivalents at the beginning of year	-	-

Cash and Cash equivalents at the end of year	-	-
Supplemental non-cash transactions:
Change in environmental liabilities	2,418	2,449

The accompanying notes are an integral part of these combined financial statements.

Torrance Refinery & Associated Logistics Business
Notes to the Unaudited Combined Financial Statements
Period Ended June 30, 2016
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Refinery & Associated Logistic Company - 6.23.16.Doc\MATTHEW B ARY\6/23/2016 4:42 PM

1.	Description and Nature of the Business and Basis of Presentation
Description and Nature of the Business
Torrance Refinery & Associated Logistics Business (collectively the “Company”) operates a refinery (the “Refinery”) owned by ExxonMobil Oil Corporation (referred to as the “Seller”) in Torrance, California, including the Torrance Terminal, the refinery process units, fuel process and handling units, above ground and underground storage tanks and piping, utilities, office buildings and other structures, fixtures and tangible property. The Refinery covers 750 acres, and has a processing capacity of 155,000 barrels of crude oil per day. Additionally, the Company operates the pipeline systems (the “Pipelines”) used to transport crude oil to the Refinery.
The Company has historically consolidated its transactions within its parent company, Exxon Mobil Corporation (referred to as “ExxonMobil”).
On September 29, 2015, ExxonMobil Oil Corporation and Mobil Pacific Pipeline Company signed an agreement with PBF Holding Company LLC for the sale of the Company (hereafter referred to as the “Transaction”). Per the terms of the agreement, PBF Holding Company LLC will acquire one hundred percent of the Company for an aggregate purchase price of $537.5 million plus other final working capital adjustments determined at the time of closing. The Transaction closed on July 1, 2016.
Basis of Presentation
These unaudited Combined Financial Statements have been prepared on a stand-alone basis and are derived from the consolidated financial statements and accounting records of ExxonMobil. The accompanying unaudited Combined Financial Statements and related notes present the combined financial position, results of operations, cash flows and changes in net parent investment of the Company. These unaudited Combined Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The accompanying Combined Statements of Operations also include expense allocations for certain functions historically performed by ExxonMobil, including allocations of general corporate services, such as treasury, accounting, human resources and legal services. These allocations were based on direct usage when identifiable, the percentage of operating expenses, the percentage of production capacity or headcount. We believe the assumptions underlying the accompanying Combined Financial Statements, including the assumptions regarding the allocation of expenses from ExxonMobil, are reasonable. Nevertheless, the accompanying Combined Financial Statements may not include all of the expenses that would have been incurred and may not reflect our combined financial position, results of operations, and cash flows had we been a stand-alone company during the periods presented. The Company does not have any components of comprehensive income and, as such, comprehensive income is equal to net income. The combined financial position, results of operations and cash flows of the Company may not be indicative of the Company had it been a separate stand-alone entity during the periods presented, nor are the results stated herein indicative of what the Company’s combined financial position, results of operations and cash flows may be in the future.

These unaudited Combined Financial Statements have not been audited by independent accountants. In the opinion of management, these unaudited Combined Financial Statements reflect all adjustments necessary to fairly state the Company’s financial position at June 30, 2016 and December 31, 2015 and its results operations and cash flows for the six months ended June 30, 2016 and 2015. All such adjustments are of a normal recurring nature. The results of interim periods are not necessarily indicative of annual results.

Certain disclosures have been omitted from these unaudited Combined Financial Statements. Accordingly, these unaudited Combined Financial Statements should be read in conjunction with the audited Combined Financial Statements and related notes for the year ended December 31, 2015.
The accompanying unaudited Combined Financial Statements have been prepared assuming the Company will continue as a going concern which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

Torrance Refinery & Associated Logistics Business
Notes to the Unaudited Combined Financial Statements
Period Ended June 30, 2016
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Use of Estimates
The preparation of financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities as of the date of the Combined Financial Statements and the reported amounts of revenues and expenses during the respective reporting periods. Actual results can differ from those estimates.

2.	Recently Issued Accounting Standards
In August 2015, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date” (“ASU 2015-14”), which defers the effective date of ASU 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”) for all entities by one year. ASU 2014-09 establishes a single revenue recognition model for all contracts with customers, eliminates industry specific requirements, and expands disclosure requirements. The standard is required to be adopted beginning January 1, 2018.
“Sales” on the accompanying Combined Statements of Income includes sales, excise and value-added taxes on sales transactions. When the Company adopts the standard, revenue will exclude sales-based taxes collected on behalf of third parties. This change in reporting will not impact earnings. The Company continues to evaluate other areas of the standard and its effect on the Company’s Combined Financial Statements.
In August 2014, the FASB issued an accounting standards update requiring management to assess an entity’s ability to continue as a going concern and to provide related footnote disclosures in certain circumstances. Management will be required to assess if there is substantial doubt about an entity’s ability to continue as a going concern within one year after the date that the financial statements are issued. Disclosures will be required if conditions give rise to substantial doubt and the type of disclosure will be determined based on whether management’s plans will be able to alleviate the substantial doubt. The accounting standards update will be effective for the first annual period ending after December 15, 2016, and for annual periods and interim periods thereafter with early application permitted. The Company does not expect application of this standard to have an impact on its Combined Financial Statements.
In July 2015, the FASB issued changes related to the simplification of the measurement of inventory. The changes require entities to measure most inventory at the lower of cost and net realizable value, thereby simplifying the current guidance under which an entity must measure inventory at the lower of cost or market. The changes do not apply to inventories that are measured using either the last-in, first-out method or the retail inventory method. The change is effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. The Company does not believe the standard will have a material effect on its Combined Financial Statements.
In November 2015, the FASB issued an accounting standards update to simplify the balance sheet classification of deferred taxes. The update requires that deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the balance sheet. The update does not change the existing requirement that only permits offsetting within a jurisdiction. The change is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2016. The guidance may be applied either prospectively or retrospectively with early adoption permitted. The Company does not believe the standard will have a material effect on its Combined Financial Statements.
In February 2016, the FASB issued an update that requires companies that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those assets. The standard is effective for interim and annual periods beginning after December 15, 2018. Early adoption is permitted for financial statements of fiscal years or interim periods that have not been previously issued. The Company is assessing the impact of the standard on its Combined Financial Statements.

Torrance Refinery & Associated Logistics Business
Notes to the Unaudited Combined Financial Statements
Period Ended June 30, 2016
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3.	Related Party Transactions
The Company is part of the consolidated operations of ExxonMobil and all of its transactions are derived from transactions with ExxonMobil. All revenues include amounts earned for the sale of crude oil and petroleum products to ExxonMobil at market based transfer prices. Cost of sales includes amounts paid for crude oil products and other petroleum feedstocks at market based transfer prices. Operating expenses include freight, energy and operating expenses charged by ExxonMobil to the Company based upon usage. The payment terms related to these transactions are 30 days.
Additionally, ExxonMobil provides the Company substantial labor and overhead support. The accompanying Combined Financial Statements include general corporate services expense allocations for support functions provided by ExxonMobil to the Company, which are recorded as selling, general, and administrative expenses. These support functions include direct labor and benefits as well as centralized corporate support services that include but are not limited to treasury, accounting, payroll, human resources, facilities management, information technology and legal services. Allocations are based on direct usage when identifiable, the percentage of operating expenses, the percentage of production capacity or headcount. Management believes that these allocations are reasonable and reflect the utilization of services provided and benefits received, but may differ from the costs that would have been incurred had the Company operated as a stand-alone company for the periods presented.

4.	Affiliates accounts receivable, net and Affiliates accounts payable, net
The Company records its affiliate accounts receivable and affiliate accounts payable balances as net on the Combined Balance Sheets. These accounts are as follows:

	June 30, 2016	December 31, 2015
	(in thousands of dollars)
Affiliates accounts receivable	268,404	563,968
Affiliates accounts payable	(222,590)	(274,774)
Affiliate accounts receivable, net	45,814	289,194

The affiliates accounts receivable balances included an income tax benefit of $120 million and $355 million at June 30, 2016 and December 31, 2015, respectively. The carrying value of the Company’s account receivables with affiliated entities approximates fair value due to their short‑term nature.

5.	Inventory
Inventories at June 30, 2016 and December 31, 2015 consist of the following:

	June 30, 2016	December 31, 2015
	(in thousands of dollars)
Crude oil	104,890	70,256
Petroleum products and other feedstock	173,559	138,483
Certificates and emissions credits	214,876	210,693
Material and supplies	31,633	29,295
Catalysts inventory	15,227	16,794
Total Inventory	540,185	465,521

Torrance Refinery & Associated Logistics Business
Notes to the Unaudited Combined Financial Statements
Period Ended June 30, 2016
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Net loss included a loss of $60 million and $71 million, for the period ended June 30, 2016 and 2015 respectively, attributable to the effects of lower of cost or market valuation adjustments for the Company’s crude oil and petroleum products and other feedstocks inventory. These losses are included in ‘Cost of sales excluding depreciation expense’ for each respective year.

6.	Property, plant and equipment
Property, plant, and equipment at June 30, 2016 and December 31, 2015 consists of the following:

	June 30, 2016	December 31, 2015
	(in thousands of dollars)
Machinery and equipment	2,505,377	2,470,504
Buildings	49,105	43,820
Incomplete construction	27,522	41,545
Land	19,477	19,477
Total Property, plant and equipment	2,601,481	2,575,346
Less: Accumulated depreciation	(1,734,172)	(1,698,438)
Property, plant and equipment, net	867,309	876,908

7.	Biofuels certificates and carbon emissions credits
Biofuels certificates
The U.S. Environmental Protection Agency (“EPA”) Renewable Fuel Standard program was implemented in 2005 and amended by the Energy Independence and Security Act of 2007, requires the Company to blend a certain percentage of biofuels into the products it produces. These obligations arise as production occurs. To the degree that the Company is unable to blend biofuels at the required percentage, the Seller purchases biofuel certificates to meet those obligations. The Company is allocated all of its biofuel certificates from the Seller based on its actual production of motor fuels as a percentage of the Seller’s total U.S. refining actual production of motor fuels. The Company charges cost of sales and records a liability for its allocated portion of the expected overall biofuels blending obligation of the Seller based on its actual production of motor fuels as a percentage of the Seller’s total U.S. refining actual production of motor fuels. The purchase price of the biofuel certificates allocated to the Company is based on prevailing market prices with third parties and is equal to the actual cost the Seller paid for biofuel certificates to meet the Seller’s obligation for the compliance year. As of June 30, 2016 and December 31, 2015 the Company recognized a liability for outstanding biofuel obligations of $63 million and $52 million, respectively.
Biofuel certificates purchased and held by the Seller and allocated to the Company are recorded as inventory until they are required to be surrendered to government regulators. The Company’s balances related to biofuel certificates included in the inventory balance as of June 30, 2016 and December 31, 2015 were $61 million and $57 million, respectively.
Carbon emissions credits
The EPA and the State of California have promulgated multiple regulations to control greenhouse gas emissions under the Federal Clean Air Act and California Assembly Bill 32 (“AB 32”). These regulations require the Company to purchase greenhouse gas cap and trade emissions credits. The Company charges cost of revenues when emissions credits are required to be purchased and records a liability for the obligation to purchase those emissions credits as an other current liability. The purchase price of the emissions credits is based on prevailing market prices with third parties and is equal to the actual cost the Company paid for emissions credits to meet its obligation

Torrance Refinery & Associated Logistics Business
Notes to the Unaudited Combined Financial Statements
Period Ended June 30, 2016
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for the compliance year. As of June 30, 2016 and December 31, 2015 the Company recognized emissions obligations of $149 million and $106 million, respectively.
Carbon emissions credits purchased on behalf of the Company by the Seller are recorded as inventory until they are required to be surrendered to government regulators. The Company’s balances related to emissions credits included in the inventory balance as of June 30, 2016 and December 31, 2015 were $154 million and $154 million, respectively.

8.	Income Taxes
The Company is not subject to income tax as it is not a stand-alone entity. The current federal and state income taxes included in these Combined Financial Statements represent the Company’s estimated share of ExxonMobil’s current federal and state income taxes. Deferred federal and state income taxes are recognized for the estimated future tax consequences and benefits attributable to differences between the financial statement carrying amounts of assets and liabilities and their tax basis, as if tax returns were filed for the Company as a stand-alone entity.
The Company’s effective tax rate was 40.1% and 40.7% for the periods presented resulting in a tax benefit for the six months ended June 30, 2016 and 2015 of $144 million and $191 million, respectively. The tax benefit is composed of both Federal and State income tax. The Company incurred non‑deductible regulatory expenses of $6 million which have been treated as permanent differences for the six months period ended June 30, 2016. There were no discrete items for six months period ended June 30, 2015.
The net losses, incurred by the Company for the periods ended June 30, 2016 and 2015, resulted in the Company generating net operating losses resulting in tax benefits recorded as Affiliate Accounts Receivable, discussed in Note 4. As these net operating losses are expected to be utilized by the ultimate tax paying entity, a valuation allowance has not been recorded against Affiliate Accounts Receivable under the benefits-for-loss method.
Similarly, there has been no valuation allowance for the gross deferred tax assets as these are expected to be utilized by the ultimate tax paying entity.

9.	Commitments and Contingencies
Environmental obligations. We accrue for environmental remediation activities when the responsibility to remediate is probable and the amount of associated costs can be reasonably estimated. As environmental remediation matters proceed toward ultimate resolution or as additional remediation obligations arise, charges in excess of those previously accrued may be required.
Litigation. The Company can be subject to claims and complaints that may arise in the ordinary course of business. Management has regular litigation reviews, including updates from ExxonMobil, to assess the need for accounting recognition or disclosure of these contingencies. The Company would accrue an undiscounted liability for those contingencies where the incurrence of a loss is probable and the amount can be reasonably estimated. If a range of amounts can be reasonably estimated and no amount within the range is a better estimate than any other amount, then the minimum of the range is accrued. The Company would not record liabilities when the likelihood that the liability has been incurred is probable but the amount cannot be reasonably estimated or when the liability is believed to be only reasonably possible or remote. For contingencies where an unfavorable outcome is reasonably possible and which are significant, the Company would disclose the nature of the contingency and, where feasible, an estimate of the possible loss. For purposes of the contingency disclosures, “significant” includes material matters as well as other matters which management believes should be disclosed.
Commitments. The Company leases office space and equipment under operating lease agreements that expire on various dates through 2020 and beyond. The commitments under these agreements are not recorded in the accompanying unaudited Combined Balance Sheets. There are no events or uncertainties beyond those already included in reported financial information that would indicate a material change in future operating results or financial condition.
Based on the Sales and Purchase agreement between ExxonMobil Oil Corporation and Shell Trading (US) Company (collectively the "Buyers") and Aera Energy LLC ("Aera" or the "Seller"), a majority of Aera's crude oil

Torrance Refinery & Associated Logistics Business
Notes to the Unaudited Combined Financial Statements
Period Ended June 30, 2016
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produced from its properties in the San Joaquin Valley will be sold and delivered to the Torrance refinery. Subsequent to the sale transaction between ExxonMobil and PBF Holding Company LLC as disclosed in Note 1, Aera will continue to supply the refinery for future years with the volumes purchased as part of this agreement.

10.	Subsequent Events
On July 1, 2016, ExxonMobil completed the sale of Torrance Refinery and Associated Logistics Business to PBF Holding Company LLC.
We have evaluated subsequent events through the date that this report was available to be issued, September 13, 2016, and determined that there were no subsequent events requiring recognition or disclosure in our accompanying unaudited Combined Financial Statements and notes to the unaudited Combined Financial Statements.